UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 2, 2003 (September 30, 2003)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-566	31-4388903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (740) 549-6000

Not Applicable

Former name or former address, if changed since last report.

Item 5. Other Events.

On September 30, 2003, Greif, Inc. issued a press release (the “Release”) announcing that it has obtained full ownership of CorrChoice, Inc., a Greif, Inc. joint venture. The full text of the Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: October 2, 2003	By:	/s/ Donald S. Huml
Donald S. Huml Chief Financial Officer (Duly Authorized Signatory)

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release announcing that Greif, Inc. has obtained full ownership of CorrChoice, Inc., a Greif, Inc. joint venture.